Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

SeaBright Insurance Holdings, Inc.

We consent to the incorporation by reference in this registration statement on Form S-8 of our reports dated March 16, 2009, with respect to the consolidated balance sheets of SeaBright Insurance Holdings, Inc. as of December 31, 2008 and 2007, and the related consolidated statements of operations, changes in stockholders’ equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2008, and all related financial statement schedules, and the effectiveness of internal control over financial reporting as of December 31, 2008, which reports appear in the December 31, 2008 annual report on Form 10-K of SeaBright Insurance Holdings, Inc., incorporated herein by reference.

As discussed in Note 2 of the consolidated financial statements, effective January 1, 2006, the Company adopted Statement of Financial Accounting Standards No. 123(R), Share-Based Payment.

/s/ KPMG LLP

Seattle, Washington

April 27, 2009